Exhibit 2

                                     BYLAWS

                                       OF

                             CLUBHOUSE VIDEOS, INC.


                       Article I. Meeting of Shareholders.
                       -----------------------------------

     Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held following the end of the Corporation's fiscal year at such time as determined by the Board of Directors. The annual meeting shall be held for the election of directors of the Corporation and the transaction of any business that may be brought before the meeting. The annual meeting of the shareholders for any year shall be held no later than sixteen months (16) after the last preceding annual meeting of shareholders.

     Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the Chairman of the Board, the President or the Board of Directors, or when requested in writing by the holders of the voting rights to not less than one-third of all the shares entitled to vote at such meeting. A meeting requested by shareholders shall be called for on a date not less than ten nor more than sixty days after the request is made. The call for the meeting shall be issued by the Secretary, unless the Chairman of the Board, the President, Board of Directors, or shareholders requesting the calling of the meeting shall designate another person to do so.

     Section 3. Place. Meetings of shareholders may be held either within or without the State of Florida. Unless otherwise directed by the Board of Directors, meetings of the shareholders shall be held at the principal offices of the Corporation in the State of Florida.

     Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten or more than sixty days before the meeting, either personally or by first-class mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Section 5. Waiver of Notice of Meetings of Shareholders. Any notice required to be given to any shareholder of the Corporation by law or under the provisions of the articles of incorporation of the Corporation or these Bylaws

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may be waived by a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or conveyed.

     Section 6. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 of these Bylaws to each shareholder of record on the new record date entitled to vote at such meeting.

     Section 7. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof or entitled to receive payment or any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

     In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

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     Section 8. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of, and the number and class and series, if any, of shares held by, each. Such list shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation, or at the office of the transfer agent or registrar of the Corporation for a period of ten days prior to such meeting and shall be subject to inspection by any shareholder at any time during normal business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

     If the requirements of this Section have not been substantially complied with, the meeting shall be adjourned on the demand of any shareholder in person or by proxy until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

     The requirements of this Section shall not apply unless and until the Corporation shall have at least six shareholders.

     Section 9. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

     If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required.

     After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     Section 10. Voting of Shares. The holders of common stock shall possess and exercise exclusive voting rights. Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Treasury shares, shares of this Corporation's own stock owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of this Corporation's own stock held by a

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corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

     At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

     Shares entitled to be voted standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

     Shares entitled to be voted held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares entitled to be voted standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote any shares held by him without a transfer of such shares into his name.

     Shares entitled to be voted which are registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder otherwise entitled to vote whose shares are pledged, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

     On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to be voted on any matter and shall not be deemed to be outstanding shares.

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     Section 11. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

     Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

     If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

     If a proxy expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

     Section 12. Voting Trusts. Any number of shareholders of this Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law, for a period not to exceed ten years. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

     A voting trust agreement may be extended before the expiration of such voting trust agreement as originally fixed or as extended one or more times, for an additional period not exceeding ten years, by agreement in writing by one or more holders of voting trust certificates. Such extension agreement shall not affect the rights or obligations of persons not parties to the agreement, and such persons shall be entitled to remove their shares from the trust and promptly to have their share certificates reissued to them.

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     Section 13. Shareholders' Agreements. Two or more shareholders of this
Corporation may enter into an agreement, if in writing and signed by the parties thereof, providing for the exercise of voting rights in the manner provided in the agreement, or as they may agree, or as determined in accordance with procedures agreed upon by them. Nothing herein shall impair the right of the Corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

     A transferee of shares of this Corporation shall be bound by any such shareholders' agreement if he takes the shares subject to such agreement with notice thereof.

     Section 14. Action by Shareholders Without a Meeting. Any action required by law to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to be voted thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to be voted as a class thereon and of the total shares entitled to be voted thereon.

     Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of law regarding the rights of dissenting shareholders.

                             Article II. Directors.
                             ----------------------

     Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of, the Board of Directors.

     Section 2. Qualification. Directors need not be residents of the State of Florida or shareholders of the Corporation. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors. However, any shareholder entitled to vote in the election of directors at a meeting may nominate a director only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States

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mail, postage prepaid, to the Secretary of the Corporation not later than: (a)
with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of the date in the current year corresponding to the date of the previous year's annual meeting at which directors were elected; and
(b) with respect to an election to be held at a special meeting of shareholders for the election of the directors, thirty (30) days in advance of the date of the special meeting. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understanding between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

     Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

     (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

     (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

     (c) A committee of the board upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

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     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

     A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

     Section 5. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

     Section 6. Number. Directors shall be elected for one term and shall continue in office until their successors are elected and qualified. The number of members of the Board of Directors constituting the entire Board shall be determined by a majority vote of the whole Board of Directors of the Corporation, and such exact number shall be no less than seven (7) and no more than nine (9) until otherwise so determined; provided, however, that in no event shall a change be made to the number of directors elected of greater than two positions in any one year.

     Section 7. Election and Term. Except as provided in Section 9 of these Bylaws, at each annual meeting of shareholders, one class of directors shall be elected to serve until the annual meeting of shareholders held three years next following and until their successors shall be elected and shall qualify. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his early resignation, removal from office or death.

     Section 8. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee (which shall consist of the Chairman of the Board, the President and such other directors as may, from time to time, be designated by the Board of Directors) and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

     (a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders.

     (b) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise.

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     (c) Fill vacancies on the Board of Directors or any committee thereof.

     (d) Amend the Bylaws.

     (e) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

     (f) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

     The Board of Directors, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

     Section 9. Classes and Term of Initial Classes. The members of the Board of Directors shall be divided into three classes which are as nearly equal in number as possible. Of the first Board of Directors elected as of the effective date of this provision, the members of one class shall serve until the next annual meeting of shareholders held in the year following their election, the members of the second class shall serve until the annual meeting of shareholders two years following their election, and the members of the third class shall serve until the annual meeting of shareholders held three years following their election. In subsequent years, each class of directors shall be elected to serve until the annual meeting of shareholders held three years following their election. However, in each class, directors shall continue to serve until their successors shall be duly elected and shall qualify. Each elected class of directors shall be denominated by the year in which their respective term expires.

     Section 10. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors of that director's class by the shareholders.

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     Section 11. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, but only by the affirmative vote of the holders of 75 percent of the outstanding voting stock qualified to vote at a meeting for the election of directors.

     Section 12. Director Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 13. Director Conflicts of Interest. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

     (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

     (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

     (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

     Section 14. Time, Notice, and Call of Directors' Meetings. Regular meetings of the Board of Directors, if held, shall be held without notice at such stated time as the Chairman of the Board, the President of the Corporation, or any two directors shall direct.

     Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President of the Corporation, or by any two directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director either by personal delivery or by first-class mail, telegram or cablegram at least two days before the meeting.

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     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 15. Order of Business. The order of business at Board of Directors' meetings shall be as follows:

     A. Reading of the minutes of the prior meeting of directors.

     B. Reports of officers.

     C. Reports of committees.

     D. New business.

     Section 16. Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     Section 17. Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     Section 18. Participation by Conference Telephone or Video. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone, video, or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 19. Action Without a Meeting. Any action required by law to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing setting forth the action so to be taken signed by all of the directors or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or the committee. Such consent shall have the same effect as a unanimous vote.

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                              Article III. Officers
                              ---------------------

     Section 1. Officers, Election and Terms of Office. The principal officers of this Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of shareholders of this Corporation, and shall hold their respective offices from the date of the meeting at which elected until the time of the next succeeding meeting of the Board following the annual meeting of the shareholders. The Board of Directors shall have the power to elect or appoint, for such term as it may see fit, such other officers and assistant officers and agents as it may deem necessary, and to prescribe such duties for them to perform as it may deem advisable. Any two or more offices may be held by the same person. Failure to elect a Chairman of the Board, CEO, CFO, Secretary or Treasurer shall not affect the existence of the Corporation.

     Section 2. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby.

     Any officer or agent elected by the shareholders may be removed only by vote of the shareholders unless the shareholders shall have authorized the directors to remove such officer or agent.

     Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create any contract rights.

     Section 3. Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

     Section 4. Chairman of the Board. The Chairman of the Board shall coordinate and supervise the activities of all other officers of the Corporation. The Chairman of the Board shall from time to time call special meetings of the Board of Directors whenever he/she deems it necessary to do so or whenever the requisite number of the members of the Board of Directors shall request him in writing to do so. He/she shall preside at all meetings of the shareholders and the directors and shall generally perform such other duties as are delegated to him by the Board of Directors. If the Chairman shall be unable to preside, then the Vice Chairman, if any, or a person duly appointed by the Chairman shall preside at all such meetings. The CEO, Chief Financial officer, Chairman of the Board, or any Vice President, unless some other person is thereunto expressly authorized by resolution of the Board of Directors, shall

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sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the Corporation and on its behalf; subject, however, to the control, when exercised, of the Board of Directors.

     Section 5. Chief Executive Officer. Except as otherwise provided in these Bylaws, the Chief Executive Officer ("CEO"), subject to the directions of and limitations imposed by the Board of Directors, shall perform all the duties and have all the power usually pertaining and attributed by law or otherwise to the office of the chief executive of the Corporation. The CEO, Chief Financial officer, Chairman of the Board, or any Vice President, unless some other person is thereunto expressly authorized by resolution of the Board of Directors, shall sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the Corporation and on its behalf; subject, however, to the control, when exercised, of the Board of Directors. He shall, at each annual meeting, present a report of the business and affairs of the Corporation and shall, from time to time, whenever requested, report to the Board all matters within his knowledge which the interest of the Corporation may require to be brought to the notice of the directors. The CEO shall have the power, only with prior approval of the Board of Directors, to employ and terminate the employment of all such subordinate officers, agents, clerks and other employees not herein provided to be selected by the Board as he may find necessary to transact the business of the Corporation and shall have the right to fix the compensation thereof, subject to the approval of the Board of Directors or any Compensation Committee thereof.

     Section 6. Chief Financial Officer. The Chief Financial Officer ("CFO") shall perform the duties usually pertaining to and attributed to the principal financial officer of the Corporation and shall have the powers and perform such duties as may be delegated to him by the Board of Directors, or in the absence of such action by the Board, then by the Chairman of the Board or by the CEO. The CFO shall report directly to the Board and any Audit Committee thereby established. The CEO, Chief Financial officer, Chairman of the Board, or any Vice President, unless some other person is thereunto expressly authorized by resolution of the Board of Directors, shall sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the Corporation and on its behalf; subject, however, to the control, when exercised, of the Board of Directors.

     Section 7. Vice-President. The Vice-President shall have the powers and perform such duties as may be delegated to him by the Board of Directors, or in the absence of such action by the Board, then by the Chairman of the Board or by the Chief Executive Officer. In case of the death, absence, or inability of the Chief Executive Officer to act, except as may be expressly limited by action of the Board of Directors, the Vice-President may perform the duties and exercise the powers of the Chief Executive Officer following such death of the Chief Executive Officer or during the absence or inability of the Chief Executive Officer to act; and, in such case, concurrently with the Chief Executive

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Officer, shall at all times have the power to sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and documents in the name of the Corporation on its behalf which the Chief Executive Officer is authorized to do, but subject to the control and authority at all times of the Board of Directors.

     Section 8. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in a book or books to be kept for such purposes, and also, when so requested, the minutes of all meetings of committees in a book or books to be kept for such purposes. He shall attend to giving and serving of all notices, and he shall have charge of all books and papers of the Corporation, except those hereinafter directed to be in charge of the Treasurer, or except as otherwise expressly directed by the Board of Directors. He shall keep the stock certificate book or books. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall sign with the President all certificates of stock as the Secretary of this Corporation and as Secretary affix or cause to be affixed thereto the seal of the Corporation. The Secretary may sign as Secretary of the Corporation, with the President in the name of the Corporation and on its behalf, all contracts, deeds, mortgages, bonds, notes and other papers, instruments and documents, except as otherwise expressly provided by the Board of Directors, and as such Secretary he shall affix the seal of the Corporation thereto. Under the direction of the Board of Directors, the Chairman of the Board or the President, the Secretary shall perform all the duties usually pertaining to the office of Secretary; and he shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President.

     Section 9. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation except as may be otherwise provided by the Board of Directors, and he shall make such disposition of the funds and other assets of the Corporation as he may be directed by the Board of Directors. He shall keep or cause to be kept a record of all money received and paid out, and all vouchers and receipts given therefor, and all other financial transactions of the Corporation. He shall have general charge of all financial books, vouchers and papers belonging to the Corporation or pertaining to its business. He shall render an account of the Corporation's funds at the first meeting of the Board of Directors immediately following the annual meeting of shareholders of this Corporation, and at such other meetings as he may be requested, and he shall make an annual statement of the finances of the Corporation. If at any time there is a person designated as Comptroller of the Corporation, the Treasurer may delegate to such Comptroller such duties and powers as the Treasurer may seem proper. The Treasurer shall perform such other duties as are usually incident by law or otherwise to the office of the Treasurer, and as he may be directed or required by the Board of Directors, the Chairman of the Board or the President.

                              Article IV. Dividends
                              ---------------------

     The Board of Directors of this Corporation may, from time to time, declare, and the Corporation may pay, dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent, when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation, subject to the following provisions:

     (a) Dividends in cash or property may be declared and paid, except as otherwise provided in this Section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

     (b) Dividends may be declared and paid in the Corporation's own treasury shares.

     (c) Dividends may be declared and paid in the Corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

          (1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

          (2) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares, and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

     (d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the articles of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

     (e) A split up or division of the issue shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this Section.

                          Article V. Stock Certificates
                          -----------------------------

     Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

     Section 2. Form. Certificates representing shares in this Corporation shall be signed by the CEO and the Secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the CEO and the Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

     Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

     Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

     Section 3. Transfer of Stock. Transfers of stock shall be made only on the books of the Corporation by the holder, in person, or by an attorney-in-fact under a power of attorney duly executed by such shareholder and filed with the Secretary with written direction for the transfer, upon surrender of the original certificate for such shares and upon the payment of all indebtedness by such shareholder to the Corporation, and the possession of a certificate of stock (as between the holder and the Corporation) shall not be regarded as evidence of ownership of the same in any person other than the registered owner until the transfer thereof is duly made on the books of the Corporation. No transfer of stock shall be valid against the Corporation until it shall have been effected and registered upon the Corporation's books in the manner herein provided.

     On the transfer of any shares, each certificate shall be receipted for, and such receipt shall be attached to, the margin or stub of such certificate in the certificate book. When such certificate is delivered by the Corporation by registered or certified mail, the return receipt of such registered or certified mail shall be sufficient as the receipt herein provided for. All certificates exchanged or surrendered to the Corporation shall be cancelled by the Secretary and affixed in their original places in the certificate book and no new certificates shall be issued until the certificate for which it is exchanged has been cancelled and returned to its original place in said book, except as provided in Section 4 of this Article pertaining to lost or destroyed certificates.

     If any holder of any stock of the Corporation shall have entered into an agreement with any other holder of any stock of the Corporation or with the Corporation, or both, relating to a sale or sales or transfer of any shares of stock of the Corporation, or wherein or whereby any restriction or condition is imposed or placed upon or in connection with the sale or transfer of any share of stock of the Corporation, and if a duly executed or certified copy thereof shall have been filed with the Secretary of the Corporation, none of the shares of stock covered by such agreement or to which it relates, of any such contracting shareholder, shall be transferred upon the books of the Corporation until there has been filed with the Secretary of the Corporation evidence satisfactory to the Secretary of the Corporation of compliance with such agreement, and any evidence of any kind or quality, of compliance with the terms of such agreement which the Secretary deems satisfactory or sufficient shall be conclusive upon all parties interested; provided, however, that neither the Corporation nor any director, officer, employee or transfer agent thereof shall be liable for transferring or effecting or permitting the transfer of any such shares of stock contrary to or inconsistent with the terms of any such agreement, in the absence of proof of willful disregard thereof or fraud, bad faith or gross negligence on the part of the party to be charged; provided, further, that the certificate of the Secretary, under the seal of the Corporation, bearing the date of its issuance by the Secretary, certifying that such an agreement is or is not on file with the Secretary, shall be conclusive as to such fact so certified for a period of five days from the date of such certificate, with respect to the rights of any innocent purchaser or transferee for value of any such shares without actual notice of the existence of any restrictive agreement.

     Section 4. Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make affidavit or affirmation of the fact and the fact that he is the owner and holder thereof, and give notice of the loss or destruction of same in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in form, and with one or more sureties satisfactory to the Board of Directors, which shall be at least double the par value of all the shares of stock represented by such certificate, payable as may be required by the Board of Directors to protect the Corporation and any person injured by the issuance of the new certificate from any liability or expense which it or they may be put to or incur by reason of the original certificate remaining outstanding, whereupon the President and the Secretary may cause to be issued a new certificate in the same tenor as the one alleged to be lost or destroyed, but always subject to approval of the Board of Directors.

                         Article VI. Books and Records.
                         ------------------------------

     Section 1. Books and Records. This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

     This Corporation shall keep, at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number, class and series, if any, of the shares held by each.

     Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     Section 2. Financial Information. No later than four (4) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial conditions of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of its operation during its fiscal year.

     Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

     The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                               Article VII. Seal.
                               ------------------

The seal of this Corporation shall be circular and shall have inscribed thereon the name of the Corporation and such other words and figures and in such design as may be prescribed by the Board of Directors, and may be engraved, printed, a facsimile or an impression or other type seal.



                       Article VIII. Amendment of Bylaws.
                       ----------------------------------

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted, by the Board of Directors; provided, however, that the provisions set forth in
Article II, Sections 2, 6, 7, 9, 11, and 19 shall not be altered, amended or repealed unless approved by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding voting stock qualified to vote at a meeting for the election of directors.

                             CERTIFICATE OF ADOPTION


         These amended and restated Bylaws were approved and adopted on February 5, 2003, by Clubhouse Videos, Inc.


                                            By:
                                                -------------------------------
                                            Its:
                                                ------------------------------